Exhibit 99.1

EAGLE BULK SHIPPING, INC. AGREES TO ACQUIRE TWENTY-SIX

SUPRAMAX VESSELS FOR $1.1 BILLION WITH APPROXIMATELY

$1 BILLION OF CONTRACTED REVENUES

-- Increasing Fleet to 49 Vessels and Tonnage by 124% --

-- Entering into a Long Term $1.6 Billion Revolving Line of Credit –

--Company to Host Conference Call Wednesday, July 25, 2007 at 8:30 a.m. ET --

NEW YORK, NY, July 25, 2007 -- Eagle Bulk Shipping, Inc. (NasdaqGS:EGLE) today announced that it has agreed to acquire a fleet of 26 Supramax vessels for $1.1 billion from the parent of Anemi Maritime Services, a private Greek shipping company. The transaction is subject to completion of customary documentation and closing conditions.

Transaction highlights include:

•	26 Supramax vessels expected to be delivered between 2008 and 2012.

•	21 of the 26 vessels secured by long-term charters up to 2018 with average charter duration in excess of 10 years from today.

•	Minimum contracted revenue on the chartered vessels is approximately $1 billion. Uncapped profit sharing on 17 of the chartered vessels may further enhance revenue potential.

•

The acquisition will more than double the fleet size from 23 to 49 vessels, expand tonnage by 124%, and reduce the average age of the fleet to 2 years. Upon completion of this acquisition, the Eagle fleet will consist of 46 Supramax vessels and 3 Handymax vessels. The acquisition will also increase the number of sister ships to 41, further enhancing efficiency and economies of scale.

•	Contracted revenue on the entire Eagle Bulk fleet of 49 vessels is approximately $1.2 billion. Through 2008, Eagle will have up to 16 vessels to charter to further increase contracted revenue.

•	The Company expects to enter into a proposed new long term $1.6 billion revolving line of credit to be led by Royal Bank of Scotland plc, which is intended to replace its existing credit facility.

•	The Company announces a quarterly target dividend of $0.50 per share.

Sophocles Zoullas, Chairman and Chief Executive Officer, commented, “This accretive transaction leverages management’s strong industry relationships and reaffirms our commitment to the Supramax asset class, which we believe is highly versatile and optimally aligned with global trade demands. With a total fleet size of 49 vessels after this transaction, Eagle Bulk will be strongly positioned to generate healthy and sustainable cash flows for shareholders over the long term. Contracted revenues of approximately $1.2 billion from the fleet charters provide us with confidence that we will be able to pay down debt, sustain a quarterly dividend of $0.50 per share over the long term, and execute our growth strategy to increase our returns over time.”

Mr. Zoullas continued, “Furthermore, we believe that the proposed 10-year, $1.6 billion revolving line of credit led by our lender, Royal Bank of Scotland plc, affirms our fundamental financial strength while providing us with the flexibility to pursue additional growth.”

FLEET LIST

Vessel (1)	Name	Expected Delivery (2)	Time Charter Employment Expiration (3)	Base Time Charter Rate (4)	Profit Share
53,100 dwt Series
DY 121	Wren	Aug 2008	Feb 2012	$24,750	—
			Feb 2012 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY 115	Woodstar	Oct 2008	Jan 2014	$18,300	—
			Jan 2014 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY 117	Thrush	Sep 2009	Charter Free	—	—
DY 118	Thrasher	Nov 2009	Feb 2016	$18,400	—
			Feb 2016 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY 122	Avocet	Dec 2009	Mar 2016	$18,400	—
			Mar 2016 to Dec 2018/Apr 2019	$18,000	50% over $22,000
58,000 dwt Series
DY 3007	Bittern	Sep 2009	Dec 2014	$18,850	—
			Dec 2014 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY 3009	Canary	Oct 2009	Jan 2015	$18,850	—
			Jan 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY 3010	Crane	Nov 2009	Feb 2015	$18,850	—
			Feb 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY 3012 (5)	Egret	Dec 2009	Sep 2012 to Jan 2013	$17,650	50% over $20,000
DY 3014 (5)	Gannet	Jan 2010	Oct 2012 to Feb 2013	$17,650	50% over $20,000
DY 3016 (5)	Grebe	Feb 2010	Nov 2012 to Mar 2013	$17,650	50% over $20,000
DY 3018 (5)	Ibis	Mar 2010	Dec 2012 to Apr 2013	$17,650	50% over $20,000
DY 3020	Jay	Apr 2010	Sep 2015	$18,500	50% over $21,500
			Sep 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY 3022	Kingfisher	May 2010	Oct 2015	$18,500	50% over $21,500
			Oct 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY 3024	Martin	Jun 2010	Dec 2016 to Dec 2017	$18,400	—
DY 3035	Nighthawk	Mar 2011	Sep 2017 to Sep 2018	$18,400	—
DY 3040	Oriole	Jul 2011	Jan 2018 to Jan 2019	$18,400	—
DY 3042	Owl	Aug 2011	Feb 2018 to Feb 2019	$18,400	—
DY TBA (5) (6)	Petrel	Sep 2011	Jun 2014 to Oct 2014	$17,650	50% over $20,000
DY TBA(5) (6)	Puffin	Oct 2011	Jul 2014 to Nov 2014	$17,650	50% over $20,000
DY TBA (5) (6)	Roadrunner	Nov 2011	Aug 2014 to Dec 2014	$17,650	50% over $20,000
DY TBA (5) (6)	Sandpiper	Dec 2011	Sep 2014 to Jan 2015	$17,650	50% over $20,000
DY TBA (6)	Snipe	Jan 2012	Charter Free	—	—
DY TBA (6)	Swift	Feb 2012	Charter Free	—	—
DY TBA (6)	Raptor	Mar 2012	Charter Free	—	—
DY TBA (6)	Saker	Apr 2012	Charter Free	—	—

(1)	Vessel Hull Numbers at Yangzhou Dayang Shipbuilding Co. (China).

(2)	Vessel build and delivery dates are estimates based on guidance received from sellers and shipyard.

(3)	The date range represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter.

(4)	The time charter hire rate presented are gross daily charter rates before brokerage commissions ranging from 2.25% to 6.25% to third party ship brokers.

(5)	The charterer has an option to extend the charter by 2 periods of 11 to 13 months each at the same daily charter hire rate.

(6)	Hull Numbers expected to be assigned by the shipyard subsequent to the closing of this transaction.

The Company currently expects that the acquisition will be consummated in the 3rd quarter of 2007. The acquisition is subject to a number of closing conditions and there can be no assurance that the acquisition will be consummated as described.

Conference Call Announcement

Eagle Bulk Shipping, Inc. plans to hold a conference call on Wednesday, July 25, 2007 at 8:30 A.M. Eastern Time to discuss today’s announcement. The conference call and a presentation will be simultaneously webcast and will be available on the Company's website, www.eagleships.com. Investors and other interested parties are encouraged to access the Investor Relations section of Eagle Bulk’s website to access the presentation before the call begins. To access the conference call, dial 866-825-3308 or 617-213-8062 and enter passcode 10358760. A replay of the conference call can also be accessed beginning at 10:30 on Wednesday, July 25th, until August 15th, 2007 at 12:00 A.M. by dialing 888-286-8010 or 617-801-6888 and entering passcode 62242764.

About Eagle Bulk Shipping, Inc.

Eagle Bulk Shipping, Inc., headquartered in New York City, is a leading global owner of Supramax dry bulk vessels, which are dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. Our strategy is to charter our modern fleet on medium- to long-term time charters which allow us to take advantage of the stable cash flow and high utilization rates that are associated with such charters.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning consummation of the acquisition, including completion and acceptance of definitive documentation, contracted revenue, payment of dividends, entering into a new revolving line of credit as well as other plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts. The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the U.S. Securities and Exchange Commission.

Visit our website at http://www.eagleships.com

CONTACT: Eagle Bulk Shipping, Inc.

Investors:

Alan Ginsberg

212-785-2500

Mandelbaum & Morgan

Media:

Jonathan Morgan

212-741-0014